Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 17th day of December, 2007, by and between R. William Petty, M.D. (“Executive”), and Exactech, Inc., a Florida corporation (the “Company”).

Recitals

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated December 20, 2002, (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to revise the term of the Employment Agreement to expressly provide for the continuation of such term pending renegotiation of a new employment agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2.1 of the Employment Agreement is hereby amended by deleting Section 2.1 in its entirety and substituting therefor a new Section 2.1 to read as follows:

“2.1 Employment and Term. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein, for the period commencing January 1, 2003 (the “Effective Date”) and expiring February 28, 2008 (the “Term”), unless extended or sooner terminated as hereinafter set forth. ”

2. Except as specifically amended hereby, the Employment Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

3. This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first written above.

ADDRESS:	THE COMPANY:

c/o Exactech, Inc.	EXACTECH
2320 N.W. 66th Court
Gainesville, Florida 32653

	By:	/s/ William B. Locander
	Name:	William B. Locander, Ph.D.
	Title:	Compensation Committee Chairman

ADDRESS:	THE EXECUTIVE:

c/o Exactech, Inc.
2320 N.W. 66th Court		/s/ R. William Petty
Gainesville, Florida 32653	Name:	R. William Petty, M.D.

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